SERVICES AGREEMENT


     THIS SERVICES AGREEMENT (the "Agreement"), made and entered into as of the ___ day of June, 2000, by and between Horizon Personal Communications, Inc., an Ohio company ("Percom"), and United Communications, Inc. ("United"), an Ohio company.

                               W I T N E S S E T H:

     WHEREAS, effective April 1, 2000, Percom sold its internet and long distance assets to United; and

     WHEREAS, United desires for Percom to provide and Percom is willing to furnish certain customer relations services upon the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the promises, the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                ARTICLE I - TERM

     A. Initial Term. The initial term (the "Initial Term") of this Agreement shall commence on the date hereof and shall continue until the first (1st) ------------ anniversary of such date, subject to renewal or termination as provided below.

     B. Renewal Terms. Following expiration of the Initial Term, this Agreement will automatically renew for successive three (3) month terms, unless either party hereto notifies the other party in writing of its election not to renew this Agreement thirty (30) days prior to the expiration of the Initial Term or the then current term, as the case may be. As used in this Agreement, "Term" shall mean the Initial Term, and, if applicable, any renewal terms.

                        ARTICLE II - DEFAULT; TERMINATION

     Either party hereto may terminate this Agreement by providing thirty (30) days prior written notice to the other party that it will terminate this Agreement.

                      ARTICLE III - SERVICES TO BE PROVIDED

     A. Customer Activation. Percom will activate long-distance and internet communication service ("Customer Activation") for the customers of United (the "Customers") only as requested by United in writing. Customer Activation shall include activating Customer's accounts and placing appropriate billing information in the billing database. Additionally, prior to activating a potential Customer, Percom will cause to be performed a credit check to determine credit worthiness and future spending limits of a potential customer. For Customer Activation services, United shall pay compensation to Percom based on the terms set forth below. With respect to credit checks, to the extent that Percom directly pays the credit check service provider, United will reimburse Percom as set forth below.

     B. Customer Deactivation. Percom will deactivate long-distance and internet communication service ("Customer Deactivation") for the Customers only as requested by United in writing. Customer Deactivation shall include deactivating Customer accounts and placing appropriate billing information in the billing database. Customer Deactivation shall be undertaken when a Customer requests to discontinue service, fails to satisfy the conditions of service, or in other instances in which United so requests. For Customer Deactivation services, United shall pay compensation to Percom based on the terms set forth below.

     C. Billings. As requested by United, Percom will make all billings and collections from Customers served by United at rates established from time to time by United and approved by regulatory bodies, when such approval is required. Percom shall deposit promptly all such collections to the credit of United in such bank or banks as United shall designate.

     D. Customer Care Payments or Obligations. United will be responsible for paying all direct expenses for other customer care/retention services and activities, including without limitation non-recurring charges, expenses arising from changes to billing databases which are specific to United, programming fees and software charges directly related to providing current or future customer care support to the Customers of United. To the extent that Percom directly pays any of such expenses directly to third parties, United shall reimburse Percom in accordance with the terms and conditions set forth below.

     E. Computer. Percom will provide AS400 computer access to United for its use. Percom agrees to provide computer service to United for Customer billing.

                            ARTICLE IV - COMPENSATION

     Unless otherwise agreed to by the parties, all services provided by Percom for the benefit or at the request of United pursuant to this Agreement shall be charged monthly as follows:

     A. Direct labor charges shall be assessed based on time reports of hours devoted to United at the established rate per hour of each employee involved. Related labor overhead costs shall be charged to United as a percentage (based on direct labor) of such costs, including, but not limited to, payroll taxes, payroll insurance and labor fringe benefits to the direct labor of that month.

     B. Transportation costs shall be allocated on miles or hours of use.

     C. To the extent practicable, other expenses, reimbursements, or costs incurred which are directly assignable to United shall be charged directly to United.

     D. The costs of Services performed under this Agreement include, without limitation:

          (i)  Where applicable, tariff rates.

          (ii) Salaries, wages, fees and other compensation of personnel or outside consultants performing the Services, including all travel and other expenses of such personnel and such consultants.

          (iii)Land and buildings - occupancy and utility (mortgage, telephone, heat, light, electric service, etc.), unless otherwise charged to United.

          (iv) Depreciation and/or rental on all office furniture, fixtures, business machines, postage meters and other specialized equipment required.

          (v) All reasonable maintenance charges and property taxes on office furniture, fixtures, business machines, postage meters and other specialized equipment.

          (vi) Insurance, including public liability and property damage, and costs of meeting workers compensation requirements.

          (vii)All payroll taxes levied by federal, state, city or other taxing authorities applicable to employees engaged in performing the Services.

          (viii) Compensation shall be limited to an amount no more or no less favorable than that amount charged to a third party.

     E. All other costs of service provided by Percom to United, not directly assignable, shall be allocated to United and others on the basis of the FCC Part 32 System of Accounts and the Part 64 cost allocation methodology. If such methodology is subsequently changed, Percom shall maintain adequate and sufficient documentation to explain such change.

     F. In addition, United will pay Percom Four Thousand and No/100 Dollars ($4,000.00) each and every month of the Term, payable on the first (1st) day of the month for each month of the Term.

                               ARTICLE V - RECORDS

     A. Access to Records. United, through authorized representatives, shall at all times during reasonable business hours have access to and the right to inspect and make copies of any and all books, records and accounts, invoices, contracts, canceled checks, payrolls and other documents and papers of every kind held by Percom that pertain in any way to United or its operations.

     B. Regular Reports. The parties agree that regular reports, in detail, of all services provided by Percom for the account of or benefit of United will be supplied to United in the manner and at all the times which United may reasonably request.

     C. Audit. Percom must maintain books and records to support and document any fees, costs, expenses or other charges due in connection with this Agreement. The records must be retained for a period of at least three years after the fees, costs, expenses or other charges to which such records relate have accrued and have been paid, or such other longer period as may be required by applicable law. On reasonable advance notice, Percom must provide reasonable access to its appropriate records to the independent auditors or other financial representatives selected by United for purposes of conducting an audit of the fees, costs, expenses or other charges payable in connection with this Agreement. United will conduct the audit no more frequently than annually. If the audit shows that Percom was underpaid, United will, unless the amount of underpayment is contested, pay to Percom the amount of the underpayment within ten days after United gives Percom written notice of the determination of the underpayment. If the audit determines that Percom was overpaid, Percom will, unless the amount is contested, pay to United the amount of the overpayment within ten days after United determines that United was overpaid. To the extent a party contests such overpayment/underpayment, Article XI shall apply. To the extent that Percom maintains independent books and records regarding the fees, costs, expenses or other charges due in connection with this Agreement, Percom must maintain such books and records and provide access rights to United, on the same terms and conditions as set forth above.

                          ARTICLE VI - INDEMNIFICATION

     A. Indemnification by United. United shall indemnify, defend and hold harmless Percom and its affiliates, employees, directors, officers, and agents from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred as a result of:

          (i) claims for damage to property and/or personal injuries (including death) arising out of the negligence or willful act or omission of United; and

          (ii) United's failure to perform any of its obligations hereunder.

     B. Indemnification by Percom. Percom shall indemnify, defend and hold harmless United and its affiliates, employees, directors, officers, and agents from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred as a result of:

          (i)  claims  for  damages  to  property   and/or   personal   injuries
               (including death) arising out of the negligence or willful act or omission of Percom; and

          (ii) Percom's failure to perform any of its obligations hereunder.

                     ARTICLE VII - CONFIDENTIAL INFORMATION

     A. Confidentiality. Each party shall each preserve the other party's confidential information disclosed to each party in connection with the services provided hereunder with the same degree of care it uses in protecting its own confidential or proprietary information and shall not disclose, directly or indirectly, such information to any third party without the prior written consent of the other party.

                            ARTICLE VIII - INSURANCE

     A. Percom's Insurance Requirements. Percom shall, at its own expense, obtain and keep in full force and effect at all times for the duration of this Agreement, with a carrier or carriers reasonably satisfactory to United, insurance policies of the following kinds and in the following amounts:

          (a) Workers' Compensation Insurance in accordance with all applicable laws;

          (b)  Employer's   liability   insurance  with  limits  for  employer's
     liability of $1,000,000 per accident;

          (c)   Comprehensive   bodily  injury  and  property  damage  liability
     insurance,   including  automobile  insurance  and  contractual   liability
     insurance, in at least the following amounts:

Bodily injury to any one person $1,000,000 Bodily injury aggregate per occurrence $1,000,000 Property damage in any one accident $1,000,000 Property damages aggregate per occurrence $1,000,000

     Upon request of United, Percom shall furnish United certificates of such insurance and/or copies of the applicable policies.

     B. United's Insurance Requirements. United shall, at its own expense, obtain and keep in full force and effect at all times for the duration of this Agreement, with a carrier or carriers reasonably satisfactory to Percom, insurance policies of the following kinds and in the following amounts:

          (a) Workers' Compensation Insurance in accordance with all applicable laws;

          (b)  Employer's   liability   insurance  with  limits  for  employer's
     liability of $1,000,000 per accident;

          (c)   Comprehensive   bodily  injury  and  property  damage  liability
     insurance,   including  automobile  insurance  and  contractual   liability
     insurance, in at least the following amounts:

Bodily injury to any one person $1,000,000 Bodily injury aggregate per occurrence $1,000,000 Property damage in any one accident $1,000,000 Property damages aggregate per occurrence $1,000,000

     Upon request of Percom, United shall furnish Percom certificates of such insurance and/or copies of the applicable policies.

                           ARTICLE IX - FORCE MAJEURE

     Force Majeure. If the performance of this Agreement is interfered with by any circumstance beyond the reasonable control of the party affected, including without limitation governmental authority to grant any consent, approval, waiver, or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization, manufacturer or equipment vendor delays or deficiencies (including ability to process correctly calendar date-related data), delays in repair or maintenance of cell sites due to restricted access by third parties, delays or barriers to construction or coverage resulting from local zoning restrictions or frequency coordination issues with incumbent microwave users, acts of God, such as fire, flood, earthquake or other natural cause, terrorist events, riots, insurrections, war or national emergency, strikes, boycotts, lockouts or other labor difficulties, the party affected by the force majeure is excused on a day-by-day basis to the extent of the interference, provided that such party shall use its reasonable best efforts to avoid or remove the causes of such nonperformance.

                              ARTICLE X - NOTICES

     A. Notices. Notices under this Agreement shall be in writing and delivered by certified mail, return receipt requested, to the persons whose names and business addresses appear below and such notice shall be effective on the date of receipt or refusal thereof by the receiving Party.

    If to United:                       United Communications, Inc.
                                        68 E. Main Street
                                        Chillicothe, OH  45601
                                        Attn:  President

    If to Percom:                       Horizon Personal Communications, Inc.
                                        68 E. Main Street
                                        Chillicothe, Ohio 45601
                                        Attn:  President




                       ARTICLE XI - DISPUTES; ARBITRATION

     A. Voluntary Dispute Resolution. If United has a dispute over the amount of any fees, compensation, charges or reimbursements due or paid to Percom under this Agreement, United will nevertheless within the required time for payment pay all amounts which are not in dispute and supply written explanation of reasons for disputing the unpaid amount. The parties will cooperate in good faith to resolve any such disputes within a thirty (30) day period after the due date of the original charges. If the dispute is not resolved during this period, then either party may seek arbitration as provided in Section B hereof.

     B. Arbitration. Any dispute arising between Percom and United in connection with this Agreement, which is not settled to the mutual satisfaction of Percom and United within thirty (30) days (or such longer period as may be mutually agreed upon) from the date either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration conducted in Columbus, Ohio in accordance with the Commercial Arbitration rules of the American Arbitration Association then in effect on the date that such notice is given. The decision of the arbitrator shall be final and binding upon the parties and judgement may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its case. The cost of arbitration, including the fees and expenses of the arbitrator, will be shared equally by the parties unless the award otherwise provides.

                          ARTICLE XII - MISCELLANEOUS

     A. Assignment. Neither party shall have the right to assign this Agreement without the consent in writing of the other party; except that at any time Percom in its sole discretion may assign all of its rights to receive payments hereunder to a lender in connection with any financing obtained from such lender.

     B. No Partnership. This Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between United and Percom. Except as provided herein, neither party shall have any authority to enter into an agreement for or bind the other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

     C. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof.

     D. Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

     E. Governing Law. This Agreement is made pursuant to and shall be construed and enforced in accordance with the internal laws in force in the State of Ohio.

     F. Press Releases. Neither party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the supplies or services to be provided hereunder without obtaining the prior written approval of the other party.

     G. Amendments. No provision hereof shall be altered, modified, rescinded or limited except by written agreement expressly referring hereto and to the provisions so altered, modified and limited and signed by all parties against whom such modification or limitation is asserted, nor shall any such provision be modified or limited by course of conduct or by usage of trade.

     H. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



                                 UNITED COMMUNICATIONS, INC.


                                 By:____________________________
                                 Name:__________________________
                                 Its:___________________________


                                 HORIZON PERSONAL COMMUNICATIONS, INC.


                                 By:____________________________
                                 Name:__________________________
                                 Its:___________________________